Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement of Symons International Group, Inc. on Form S-4 (File No. 333-_________), of our report dated March 21, 1997 and our report dated June 14, 1996, on our audits of the consolidated financial statements and financial statement schedules of Symons International Group, Inc. and Superior Insurance Company, Inc., respectively. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."

                                       /s/ COOPERS & LYBRAND L.L.P.


Indianapolis, Indiana
September 15, 1997